EXHIBIT 4.6

               AMENDMENT NO. 4 TO CREDIT AGREEMENT


         AMENDMENT dated as of February 15, 1996, to the $2,200,000,000 Credit Agreement dated as of July 19, 1994 (as heretofore amended, the "Credit Agreement") among FLEMING COMPANIES, INC., the BANKS party thereto, the AGENTS party thereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Managing Agent.

                       W I T N E S S E T H:

         WHEREAS, the Borrower desires to amend the Credit
Agreement to effect the amendments reflected herein, and the Banks party hereto are willing to agree to such amendments;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

         SECTION 2. Amendment of Section 1.01 of the Credit Agreement. (a) The definition of "Interest Period" in Section
1.01 of the Credit Agreement is hereby amended by inserting the phrase "one week or" immediately after the word "ending" in the fifth line of clause (1) thereof.

         (b)  The definition of "Interest Period" in Section
1.01 of the Credit Agreement is hereby further amended by inserting the phrase "(other than an Interest Period of one week)" immediately after the phrase "any Interest Period" in the first line of subparagraph (a) thereof.

         (c)  The definition of "Interest Period" in Section
1.01 of the Credit Agreement is hereby further amended by inserting the phrase "(other than an Interest Period of one week)" immediately after the phrase "any Interest Period" in the first line of subparagraph (b) thereof.

         SECTION 3.  Amendment of Section 5.09 of the Credit
Agreement. Section 5.09 of the Credit Agreement is hereby amended by changing the table found therein to read in its entirety as follows:

         Period                          Ratio

    Effective Date through
         April 22, 1995                1.40 to 1

    April 23, 1995 through
         December 30, 1995             1.25 to 1

    December 31, 1995 through
         December 25, 1998             1.10 to 1

    December 26, 1998 through
         December 24, 1999             1.30 to 1

    Thereafter                         1.60 to 1

         SECTION 4. Calculation of Fixed Charge Coverage Covenant. The Banks hereby agree that for purposes of calculating compliance with the covenant contained in Section
5.09 of the Credit Agreement, Consolidated Net Income for any period shall be calculated on a pro-forma basis excluding any non-cash charges taken after October 7, 1995 for (i) amounts with respect to the bankruptcy of Megafoods Stores, Inc. and (ii) losses incurred by the Borrower with respect to the sale or disposition of LAS, Inc., its subsidiaries or any of their assets.

         SECTION 5.  Amendment of Section 9.05 of the Credit
Agreement.  Subsection (c) of Section 9.05 of the Credit
Agreement is amended by changing that portion of the first sentence appearing prior to the proviso therein, to read in its entirety as follows:

    Any Bank may at any time assign to one or more banks or other institutions (each, an "Assignee"):

    (x) all of its rights and obligations under this Agreement and the Notes with respect to any Tranche, or

    (y) any part of its rights and obligations under this Agreement and the Notes (equivalent to combined unused Commitments and outstanding Loans of at least $10,000,000 (except where the Assignee is already a Bank)), provided that if the unused Commitment and outstanding Loans of such transferor Bank for any Tranche are less than $10,000,000, and such transferor Bank wishes to assign any part of its Commitment and Loans for such Tranche (other than to an Assignee that is already a Bank), it must assign all of its Commitment and Loans for such Tranche, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank with (and subject to) the subscribed consent of the Borrower, the Managing Agent and the Issuing Banks, which consent shall not be unreasonably withheld;

         SECTION 6.  Amendment to Exhibit E.  Exhibit E to the
Credit Agreement is hereby amended by changing footnote *** on page 2 thereof to read in its entirety as follows:

         ***For CD Borrowings: 30, 60, 90, 180 or 360 days.  For
         Euro-Dollar Borrowings: one week or 1, 2, 3, 6, or 12 months.

         SECTION 7.  Representations and Warranties.  The
Borrower hereby represents and warrants that each of the representations and warranties contained in the Credit Agreement shall be true as of the effective date of this Amendment.

         SECTION 8. Counterparts; Effectiveness. (a) This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         (b) This Amendment shall become effective as of the date hereof when the Managing Agent shall have received duly executed counterparts hereof signed by the Borrower and the Required Banks (or, in the case of any Bank as to which an executed counterpart shall not have been received, the Managing Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such Bank).

         (c) Promptly after this Amendment has become effective, the Borrower shall pay to the Managing Agent for the account of each Bank in immediately available funds, an amendment fee in an amount equal to .10% of the sum (as at the opening of business on the date hereof) of (A) the Tranche A Commitment of such Bank and
(B) the aggregate outstanding principal amount of the Tranche C Loans of such Bank.

         SECTION 9.  Governing Law.  THIS AMENDMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                        FLEMING COMPANIES, INC.


                        By
                          Title:


                        BANKS

                        MORGAN GUARANTY TRUST COMPANY
                          OF NEW YORK


                        By
                           Title:


                        BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION


                        By
                           Title:


                        THE BANK OF NOVA SCOTIA


                        By
                           Title:


                        CANADIAN IMPERIAL BANK OF COMMERCE


                        By
                           Title:


                        CREDIT SUISSE


                        By
                           Title:

                        By
                           Title:


                        DEUTSCHE BANK AG NEW YORK BRANCH
                          AND/OR CAYMAN ISLANDS BRANCH


                        By
                           Title:


                        By
                           Title:


                        THE FUJI BANK, LIMITED


                        By
                           Title:


                        NATIONSBANK OF TEXAS, N.A.


                        By
                           Title:


                        SOCIETE GENERALE, SOUTHWEST AGENCY

                        By
                           Title:


                        THE SUMITOMO BANK LTD.
                          HOUSTON AGENCY


                        By
                           Title:

                        TEXAS COMMERCE BANK
                          NATIONAL ASSOCIATION


                        By
                           Title:


                        THE TORONTO-DOMINION BANK


                        By
                           Title:


                        UNION BANK OF SWITZERLAND,
                          HOUSTON AGENCY


                        By
                           Title:


                        By
                           Title:

                        FIRST INTERSTATE BANK OF CALIFORNIA


                        By
                           Title:


                        By
                           Title:


                        WACHOVIA BANK OF GEORGIA,
                          NATIONAL ASSOCIATION


                        By
                           Title:


                        CREDIT LYONNAIS NEW YORK BRANCH


                        By
                           Title:


                        COOPERATIEVE CENTRALE
                          RAIFFEISEN-BOERENLEENBANK B.A.,
                          "RABOBANK NEDERLAND",
                          NEW YORK BRANCH


                        By
                           Title:


                        By
                           Title:


                         THE SANWA BANK LIMITED,
                          DALLAS AGENCY


                        By
                           Title:


                        BANQUE NATIONALE DE PARIS


                        By
                           Title:


                        BOATMEN'S FIRST NATIONAL BANK
                          OF OKLAHOMA


                        By
                           Title:


                        CITIBANK N.A.


                        By
                           Title:


                        DAI-ICHI KANGYO BANK, LTD.
                          NEW YORK BRANCH


                        By
                           Title:


                        THE INDUSTRIAL BANK OF JAPAN, LTD.


                        By
                           Title:


                        LTCB TRUST COMPANY


                        By
                           Title:


                        THE MITSUBISHI BANK, LIMITED
                          HOUSTON AGENCY


                        By
                           Title:


                        NATIONAL WESTMINSTER BANK Plc
                          NASSAU BRANCH


                        By
                           Title:


                        NATIONAL WESTMINSTER BANK Plc
                          NEW YORK BRANCH


                        By
                           Title:


                        UNITED STATES NATIONAL BANK
                          OF OREGON


                        By
                           Title:


                        BANK OF AMERICA ILLINOIS


                        By
                           Title:


                        PNC BANK, NATIONAL ASSOCIATION


                        By
                           Title:






                        BANK OF HAWAII


                        By
                           Title:


                        THE BANK OF TOKYO, LTD.,
                          DALLAS AGENCY


                        By
                           Title:


                        BANQUE PARIBAS


                        By
                           Title:


                        By
                           Title:


                        BANQUE FRANCAISE DU COMMERCE
                          EXTERIEUR


                        By
                           Title:


                        By
                           Title:


                        BAYERISCHE VEREINSBANK AG,
                          LOS ANGELES AGENCY


                        By
                           Title:


                        By
                           Title:


                        BHF-BANK, NEW YORK BRANCH


                        By
                           Title:


                        By
                           Title:


                        DG BANK
                          DEUTSCHE GENOSSENSCHAFTSBANK


                        By
                           Title:


                        By
                           Title:


                        FIRST HAWAIIAN BANK


                        By
                           Title:


                        FIRST UNION NATIONAL BANK
                          OF NORTH CAROLINA


                        By
                           Title:


                        LIBERTY BANK AND TRUST COMPANY
                          OF OKLAHOMA CITY, N.A.


                        By
                           Title:


                        MANUFACTURERS AND TRADERS
                          TRUST COMPANY


                        By
                           Title:


                        THE MITSUBISHI TRUST AND BANKING
                          CORPORATION


                        By
                           Title:


                        THE MITSUI TRUST AND BANKING
                          COMPANY, LIMITED


                        By
                           Title:

                        NORWEST BANK MINNESOTA,
                          NATIONAL ASSOCIATION


                        By
                           Title:


                        WESTDEUTSCHE LANDESBANK
                          GIROZENTRALE, New York Branch


                        By
                           Title:


                        By
                         Title:


                        WESTDEUTSCHE LANDESBANK
                          GIROZENTRALE, Cayman Islands
                          Branch


                        By
                           Title:


                        By
                         Title:


                        THE YASUDA TRUST AND BANKING
                          COMPANY, LTD.


                        By
                           Title:


                        THE FIRST NATIONAL BANK OF CHICAGO


                        By
                           Title:


                        BANK HAPOALIM B.M., Los Angeles Branch


                        By
                           Title:


                        By
                           Title:


                        THE CHASE MANHATTAN BANK, N.A.


                        By
                           Title:


                        KREDIETBANK N.V.


                        By
                           Title:


                        By
                           Title:


                        MERCANTILE BANK OF ST. LOUIS
                          NATIONAL ASSOCIATION


                        By
                           Title:


                        THE SUMITOMO BANK OF CALIFORNIA


                        By
                           Title: